SMITH BARNEY MUNI FUNDS
                        10f-3 REPORT
           October 1, 1996 through March 31, 1997


                                                  % of
Trade                   Par        Purchase  Fund % of
Issuer              Date Selling Dealer Amount

Price          Assets    Issue

NYS Dorm St. Johns       10/18/96  Bear Stearns   $1,600,000
$97.912        0.21%     3.64%
5.70% due 7/1/26

NYC Muni Water      10/18/96  Paine Webber   4,500,000
94.375         0.58 3.83
5.50% due 6/15/22

MTA Dedicated Tax        10/23/96  First Albany   250,000
93.207         0.03 0.06
5.25% due 4/1/26

Tampa. FL Occup.         10/24/96  Merrill Lynch  2,000,000
95.017         1.10 3.81
5.50% due 10/1/27

Chicago Midway Airport   11/1/96   J.P. Morgan    2,305,000
94.404         0.55 3.86
5.625% due 1/1/2029

NYS Urban Dev. Corp.     11/1/96
0.84 1.10
5.50% due 7/1/2016            Cambridge Partners  1,500,000
96.505
5.50% due 7/1/2022            Paine Webber   5,000,000
95.376

Naples Hospital Revs.    11/6/96   Paine Webber   1,500,000
96.500         0.83 3.75
5.50% due 10/1/2026

Chatham Cnty GA Hosp.    11/7/96   Nuveen         500,000
96.753         2.27 0.31
5.50% due 1/1/2021

NYC LGAC Series 1996 A   11/20/96  Bear Stearns   3,500,000
96.527         0.52 0.80
5.375% due 4/1/2019           Dillion Read

Triborough Bridge & Tunnel    11/21/96  Paine Webber
2/300/000      95.287         0.29 2.14
5.20% due 1/1/2022

Florida Ports Fin. Comm. 12/4/96   Merrill Lynch  3,000,000
95.741         1.62 1.35
5.375 due 6/1/2027

Urban Development Corp.  12/4/96   Merrill Lynch  3,500,000
97.198         0.45 2.01
5.70% due 2/15/2018

Atlanta Solid Waste      12/4/96   M.R. Beal      500,000
96.101         2.10 1.74
5.25% due 12/1/2021

NYC Muni Assistance 12/12/96  Morgan Stanley 2,000,000
98.710         0.66 0.30
5.00% due 7/1/2008

Rhode Island Health & Ed.     12/16/96  Bear Stearns
1,000,000      91.298         0.23 2.80
5.25% due 5/15/2026

NYS Dorm Mental Health   12/20/96  Bear Stearns   3,000,000
99.113         1.88 3.95
5.30% due 2/15/2009

NYS Dorm Mental Health   12/20/96  Bear Stearns   3,300,000
94.803         0.42 3.95
5.25% due 2/15/2018           Reinoso & Peck

NYS Environmental Fac.   12/23/96  Reinoso & Peck 1,500,000
93.294         0.35 2.41
5.125% due 4/1/2022

NYC G.O.            1/17/97   Goldman Sachs  9,000,000
97.437         1.19 2.36
6.125% due 8/1/2025

NYC G.O.            1/17/97   Goldman Sachs  3,500,000
99.128         1.17 2.36
5.90% due 8/1/2009

Escambia County          1/24/97   William R. Hough
2,000,000      100.00         1.03 3.76
6.10% due 4/1/2030

Anaheim PFA         2/6/97    Paine Webber   500,000
89.524         0.11 2.55
5.00% due 9/1/2027

Maine State Tpke Auth.   2/13/97   Bear Stearns   1,000,000
94.737         0.24 2.00
2.25% due 7/1/2021

NY Job Dev. Authority    2/13/97   Paine Webber   3,390,000
98.426         1.13 3.99
5.25% due 3/1/2010

NYS Dorm Mental Health   3/10/97   Bear Stearns   3,000,000
98.737         1.01 3.64
5.57% due 8/15/2012

NYS Dorm Mental Health   3/10/97   Bear Stearns
1.22 3.64
5.625% due 2/15/2021                    7,000,000
94.695
5.750% due 2/15/2027                    2,500,000
95.603

Puerto Rico G.O.         3/13/97   Lehman Brothers
1,000,000      93.725         2.56 0.71
5.375% due 7/1/2025

Puerto Rico G.O.         3/13/97   Lehman Brothers
2,300,000      93.725         1.15 0.71
5.375% due 7/1/2025

Puerto Rico G.O.         3/13/97   Lehman Brothers
1,000,000      93.725         3.71 0.71
5.375% due 7/1/2025

Hawaii State G.O.        3/27/97   Hawaiian Capital
1,500,000      93.885         0.37 0.26
5.25% due 3/1/2017